                          AGREEMENT AND PLAN OF MERGER

                                   dated as of

                                  JUNE 28, 2000

                                  by and among

                       KENNY INDUSTRIAL SERVICES, L.L.C.,

                           CANISCO ACQUISITION, INC.,

                                       and

                             CANISCO RESOURCES, INC.

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                                TABLE OF CONTENTS

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                                                                                                               PAGE
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ARTICLE 1                  THE OFFER AND MERGER..................................................................1

         Section 1.1.      The Offer.............................................................................1

         Section 1.2.      Voting Agreement......................................................................3

         Section 1.3.      Company Actions.......................................................................3

         Section 1.4.      Directors.............................................................................4

         Section 1.5.      The Merger............................................................................4

         Section 1.6.      Effective Time........................................................................5

         Section 1.7.      Closing...............................................................................5

         Section 1.8.      Directors and Officers of the Surviving Corporation...................................5

         Section 1.9.      Subsequent Actions....................................................................5

         Section 1.10.     Stockholders' Meeting.................................................................6

         Section 1.11.     Merger Without Meeting of Stockholders................................................6

ARTICLE 2                  CONVERSION OF SECURITIES..............................................................6

         Section 2.1.      Conversion of Capital Stock...........................................................6

         Section 2.2.      Exchange of Certificates..............................................................7

         Section 2.3.      Dissenting Shares.....................................................................8

         Section 2.4.      Company Option Plans..................................................................9

ARTICLE 3                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................9

         Section 3.1.      Corporate Existence and Power.........................................................9

         Section 3.2.      Corporate Authorization..............................................................10

         Section 3.3.      Governmental Authorization...........................................................10

         Section 3.4.      Non-Contravention....................................................................10

         Section 3.5.      Capitalization.......................................................................11

         Section 3.6.      Subsidiaries.........................................................................11

         Section 3.7.      Commission Filings...................................................................12

         Section 3.8.      Financial Statements.................................................................13

         Section 3.9.      Health and Safety Matters............................................................13

         Section 3.10.     Absence of Certain Changes...........................................................13

         Section 3.11.     No Undisclosed Liabilities...........................................................14


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         Section 3.12.     Litigation...........................................................................14

         Section 3.13.     Taxes................................................................................14

         Section 3.14.     Employee Benefit Plans...............................................................15

         Section 3.15.     Compliance with Laws.................................................................17

         Section 3.16.     Finders' or Advisors' Fees...........................................................17

         Section 3.17.     Environmental Matters................................................................17

         Section 3.18.     Permits..............................................................................18

         Section 3.19.     Material Contracts...................................................................19

         Section 3.20.     Opinion of Financial Advisor.........................................................20

         Section 3.21.     Takeover Statutes and Charter Provisions.............................................20

         Section 3.22.     Intellectual Property Matters........................................................20

         Section 3.23.     Insurance............................................................................20

         Section 3.24.     Title to Assets; Liens...............................................................20

         Section 3.25.     Material Information.................................................................21

ARTICLE 4                  REPRESENTATIONS AND WARRANTIES OF PARENT.............................................21

         Section 4.1.      Corporate Existence and Power........................................................21

         Section 4.2.      Corporate Authorization..............................................................21

         Section 4.3.      Governmental Authorization...........................................................22

         Section 4.4.      Non-Contravention....................................................................22

         Section 4.5.      Finders' or Advisors' Fees...........................................................22

ARTICLE 5                  COVENANTS............................................................................22

         Section 5.1.      Conduct of the Company...............................................................22

         Section 5.2.      HSR Act..............................................................................24

         Section 5.3.      Access to Information................................................................24

         Section 5.4.      Reasonable Best Efforts; Consents and Approvals......................................24

         Section 5.5.      No Solicitation......................................................................25

         Section 5.6.      Additional Agreements................................................................26

         Section 5.7.      Publicity............................................................................26

         Section 5.8.      Notification of Certain Matters......................................................26

         Section 5.9.      State Takeover Laws..................................................................26


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         Section 5.10.     Resignations.........................................................................26

         Section 5.11.     Interim Directors....................................................................26

         Section 5.12.     Disclosure Documents.................................................................26

ARTICLE 6                  CONDITIONS TO THE MERGER.............................................................27

         Section 6.1.      Conditions to the Obligations of Each Party..........................................27

ARTICLE 7                  TERMINATION..........................................................................27

         Section 7.1.      Termination..........................................................................27

         Section 7.2.      Effect of Termination................................................................29

         Section 7.3.      Fees and Expenses....................................................................29

ARTICLE 8                  MISCELLANEOUS........................................................................30

         Section 8.1.      Notices..............................................................................30

         Section 8.2.      Non-Survival of Representations and Warranties.......................................31

         Section 8.3.      Amendments; No Waivers...............................................................31

         Section 8.4.      Successors and Assigns...............................................................31

         Section 8.5.      Governing Law........................................................................31

         Section 8.6.      Jurisdiction.........................................................................32

         Section 8.7.      Counterparts; Effectiveness..........................................................32

         Section 8.8.      Entire Agreement.....................................................................32

         Section 8.9.      Captions.............................................................................32

         Section 8.10.     Severability.........................................................................32

         Section 8.11.     No Prejudice.........................................................................32

         Section 8.12.     Words in Singular and Plural Form; Gender............................................32
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                                      -iii-
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                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of June 28, 2000, by and among KENNY INDUSTRIAL SERVICES, L.L.C., a Delaware limited liability company ("Parent"), CANISCO ACQUISITION, INC., a Delaware corporation ("Merger Subsidiary"), and CANISCO RESOURCES, INC., a Delaware corporation (the "Company").

                              W I T N E S S E T H :

     WHEREAS, the respective Boards of Directors of Merger Subsidiary and the Company and the Operating Board of Parent have approved this Agreement, and deem it advisable and in the best interests of their respective stockholders or interest holders, as applicable, to consummate the Merger (as defined below) of Merger Subsidiary with and into the Company following the Offer (as defined below) in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and on the terms and conditions set forth in this Agreement; and

     WHEREAS, in furtherance thereof, it is proposed that Merger Subsidiary make the Offer (as defined below) to acquire all shares of the issued and outstanding common stock, par value $0.0025 per share, of the Company ("Shares" or "Company Common Stock") for $1.00 per Share in cash; and

     WHEREAS, the Board of Directors of the Company has determined that the consideration to be paid for each Share in the Offer and the Merger is fair to the holders of Shares and has resolved to recommend that the holders of Shares accept the Offer and approve this Agreement and each of the transactions contemplated by this Agreement, including the Offer and the Merger (the "Transactions"), on the terms and conditions set forth in this Agreement; and

     WHEREAS, Parent, Merger Subsidiary and the Company desire to make certain representations, warranties, covenants, and agreements in connection with the Offer and the Merger.

     NOW, THEREFORE, in consideration of the promises and the respective representations, warranties, covenants, and agreements set forth herein, the parties agree as follows:

                                   ARTICLE 1
                              THE OFFER AND MERGER

     Section 1.1.   The Offer.

     (a) Provided that this Agreement shall not have been terminated in accordance with Section 7.1 and none of the events set forth in Annex A hereto shall have occurred and be continuing, as promptly as practicable and in any event no later than July 10, 2000, Merger Subsidiary shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) an offer (the "Offer") to purchase for cash all Shares at a price of $1.00 per Share (such price or any higher price as shall be paid in respect of the Shares in the Offer being referred to herein as the "Offer Price"), subject to there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which, together with the Shares

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beneficially owned by Parent or Merger Subsidiary, represents at least a majority of the Shares outstanding on a fully diluted basis (the "Minimum Condition") and the other conditions set forth in Annex A hereto. Subject to the prior satisfaction or waiver (except that the Minimum Condition may not be waived) of the Minimum Condition and the other conditions of the Offer set forth in Annex A hereto, Merger Subsidiary shall consummate the Offer in accordance with its terms and accept for payment and pay for all Shares tendered pursuant to the Offer as soon as it is legally permitted to do so under applicable law. The obligations of Merger Subsidiary to commence the Offer and to accept for payment and to pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to the Minimum Condition and the other conditions set forth in Annex A hereto. The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") containing the terms set forth in this Agreement, the Minimum Condition, and the other conditions set forth in Annex A hereto. The initial expiration date of the Offer shall be the 20th business day following the commencement of the Offer (determined using Rule 14d-2 under the Exchange Act). Without the prior written consent of the Company, neither Parent nor Merger Subsidiary shall (i) decrease the Offer Price, (ii) decrease the number of Shares to be purchased in the Offer, (iii) change the form of consideration payable in the Offer, (iv) add to or change the conditions to the Offer set forth in Annex A, (v) waive the Minimum Condition or (vi) make any other change in the terms or conditions of the Offer. Notwithstanding the foregoing, Merger Subsidiary may, without the consent of the Company, (i) extend the Offer in increments of not more than five business days each, if at the scheduled expiration date of the Offer any of the conditions to Merger Subsidiary's obligation to purchase Shares are not satisfied, until such time as such conditions are satisfied or waived, (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer and (iii) make available a subsequent offering period (within the meaning of Rule 14d-11 under the Exchange Act) ("Subsequent Offering Period"). Without limiting the right of Merger Subsidiary to extend the Offer, provided that this Agreement shall not have been terminated in accordance with Article 7 hereof, if any applicable waiting period under the HSR Act has not expired or terminated, then, at the request of the Company, Merger Subsidiary will extend the Offer from time to time until the earlier of the consummation of the Offer or the date which is sixty (60) days from the date of this Agreement. Merger Subsidiary shall, subject to the terms and conditions of the Offer, accept for payment Shares tendered as soon as it is legally permitted to do so under applicable law.

     (b) As soon as practicable, on the date the Offer is commenced, Parent and Merger Subsidiary shall file with the Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule TO with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule TO"). The Schedule TO will include the summary term sheet required thereby and, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (collectively, together with any amendments and supplements thereto, the "Offer Documents"). Parent and Merger Subsidiary further agree to take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and Merger Subsidiary, on the one hand, and the Company, on the other hand, agree to correct promptly any information provided by it for use in the Offer Documents if and to the extent that it shall have become false and misleading in any material respect and Merger Subsidiary further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given the opportunity to


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review the Schedule TO before it is filed with the SEC. In addition, Parent and
Merger Subsidiary agree to provide the Company and its counsel in writing with any comments, whether written or oral, Parent, Merger Subsidiary or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments, and any written responses thereto.

     (c) In the event that, following a Subsequent Offering Period, if any, Merger Subsidiary has acquired Shares purchased in the Offer and such Shares represent less than 90% of the Shares outstanding on a fully-diluted basis, the parties agree that they shall enter into a stock option agreement, on customary terms, pursuant to which the Company shall grant to Merger Subsidiary an option to purchase that number of Shares equal to the number of Shares that, when added to the number Shares owned by the Merger Subsidiary and its affiliates immediately following expiration of the Subsequent Offering Period, shall constitute 90% of the Shares then outstanding on a fully diluted basis.

     Section 1.2. VOTING AGREEMENT. Concurrently herewith, Michael J. Olson, Teddy Mansfield, Ralph A. Trallo, Dale L. Ferguson, Thomas P. McShane, and W. Lawrence Petcovic shall execute a voting agreement (the "Voting Agreement"), a copy of which Voting Agreement is attached hereto as Exhibit A.

     Section 1.3.   COMPANY ACTIONS.

     (a) Concurrently with the commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-9") which shall contain the recommendation referred to in clause (iii) of Section 3.2(b) hereof unless such recommendation has been withdrawn or modified in accordance with Section 5.5. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company, on the one hand, and Parent and Merger Subsidiary, on the other hand, agree to correct promptly any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Parent, Merger Subsidiary and their counsel shall be given the opportunity to review the Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide Parent, Merger Subsidiary and their counsel in writing with any comments, whether written or oral, the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments, and any written or oral responses thereto.

     (b) In connection with the Offer, the Company will promptly furnish or cause to be furnished to Merger Subsidiary mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of a recent date, and shall furnish Merger Subsidiary with such information and assistance as Merger Subsidiary or its agents may reasonably request in communicating the Offer to the record and beneficial holders of the Shares.


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     Section 1.4.   DIRECTORS.

     (a) Promptly upon the purchase of and payment for any Shares by Parent or any of its Subsidiaries which represents at least a majority of the outstanding Shares (on a fully diluted basis), Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as is equal to the product of the total number of directors on such Board (giving effect to the directors designated by Parent pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by the Parent and Merger Subsidiary bears to the total number of Shares then outstanding. The Company shall, upon request of Parent, use its reasonable best efforts promptly either to increase the size of its Board of Directors, including by amending the By-laws of the Company if necessary to so increase the size of such Board of Directors, or secure the resignations of such number of its incumbent directors, or both, as is necessary to enable Parent's designees to be so elected or appointed to the Company's Board of Directors, and shall use its best efforts to cause Parent's designees to be so elected or appointed at such time. At such time, the Company shall, upon the request of Parent, also cause persons designated by Parent to constitute the same percentage (rounded up to the next whole number) as is on the Company's Board of Directors of (i) each committee of the Company's Board of Directors, (ii) each board of directors (or similar body) of each Subsidiary of the Company, and (iii) each committee (or similar body) of each such board.

     (b) In the event that Parent's designees are elected to the Company's Board of Directors, until the Effective Time (as defined below), the Company shall cause its Board of Directors to have at least three directors who are directors on the date hereof and are neither officers nor employees of the Company (the "Independent Directors"), provided that if any Independent Directors may not serve due to death or disability, the remaining Independent Directors (or Independent Director, if there is only one remaining) shall be entitled to designate another person or persons who served as a director on the date hereof to fill such vacancies who shall be deemed to be Independent Directors for purposes of this Agreement or, if no Independent Director then remains, the other directors shall designate three persons to fill such vacancies and such persons shall be deemed to be Independent Directors for purposes of this Agreement. Notwithstanding anything in this Agreement to the contrary, in the event that Parent's designees constitute a majority of the Company's Board of Directors, after the acceptance for payment of Shares pursuant to the Offer and prior to the Effective Time, the affirmative vote of a majority of the Independent Directors shall be required to (i) amend or terminate this Agreement by the Company, (ii) exercise or waive any of the Company's rights, benefits or remedies hereunder, (iii) amend the Certificate of Incorporation or By-laws of the Company or (iv) take any other action of the Company's Board of Directors under or in connection with this Agreement; provided, that if there shall be no Independent Directors as a result of such persons' deaths, disabilities or refusal to serve, such actions may be effected by majority vote of the entire Board of Directors of the Company.

     Section 1.5.   THE MERGER.

     (a) Subject to the terms and conditions of this Agreement, at the Effective Time, the Company and Merger Subsidiary shall consummate a merger (the "Merger") pursuant to which (i) Merger Subsidiary shall be merged with and into the Company and the separate corporate existence of Merger Subsidiary shall thereupon cease, (ii) the Company shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the State of Delaware,


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and (iii) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The corporation surviving the Merger is sometimes hereinafter referred to as the "Surviving Corporation." The Merger shall have the effects set forth in the DGCL.

     (b) The Certificate of Incorporation of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, except as to the name of the Surviving Corporation, until thereafter amended as provided by law and such Certificate of Incorporation.

     (c) The By-laws of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation, except as to the name of the Surviving Corporation, until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

     Section 1.6.   EFFECTIVE TIME. Parent, Merger Subsidiary, and the
Company will cause an appropriate Certificate of Merger (the "Certificate of Merger") to be executed and filed on the date of the Closing (as defined below) (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of Delaware as provided in the DGCL. The Merger shall become effective on the date on which the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

     Section 1.7. CLOSING. The closing of the Merger (the "Closing") will take place at 10:00 a.m., Eastern Time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article 6 hereof (the "Closing Date"), at the offices of Wolf, Block, Schorr and Solis-Cohen LLP, Philadelphia, Pennsylvania, unless another date or place is agreed to in writing by the parties hereto.

     Section 1.8. DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors of Merger Subsidiary immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, in each case until their respective successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

     Section 1.9.   SUBSEQUENT ACTIONS. If at any time after the Effective
Time the Surviving Corporation will consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Subsidiary acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Subsidiary, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be

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necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

     Section 1.10.  STOCKHOLDERS' MEETING.

     (a) If required by applicable law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law:

          (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as soon as reasonably practicable following the acceptance for payment and purchase of Shares by Merger Subsidiary pursuant to the Offer for the purpose of considering and taking action upon this Agreement;

          (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and use its reasonable best efforts to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as defined below) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement (the "Proxy Statement") to be mailed to its stockholders;

          (iii) subject to the applicable provisions of this Agreement, include in the Proxy Statement the recommendation of the Board of Directors that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement; and

          (iv) use its reasonable best efforts to solicit from holders of Shares proxies in favor of the Merger and shall take all other action reasonably necessary or advisable to secure the approval of stockholders required by the DGCL to effect the Merger.

     (b) Parent agrees that it will vote, or cause to be voted, all of the Shares then owned by it, Merger Subsidiary or any of its other Subsidiaries and affiliates in favor of the approval of the Merger and the adoption of this Agreement.

     Section 1.11.  MERGER WITHOUT MEETING OF STOCKHOLDERS. Notwithstanding
Section 1.10 hereof, in the event that Parent, Merger Subsidiary or any other Subsidiary of Parent shall acquire at least 90% of the outstanding shares of each class of capital stock of the Company, pursuant to the Offer or otherwise, the parties hereto agree, at the request of Parent and subject to Article 6 hereof, to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

                                   ARTICLE 2
                            CONVERSION OF SECURITIES

     Section 2.1. CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Company Common Stock or common stock, par value $0.01 per share, of Merger Subsidiary (the "Merger Subsidiary Common Stock"):

     (a) MERGER SUBSIDIARY COMMON STOCK. Each issued and outstanding share of the Merger Subsidiary Common Stock shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

     (b) CANCELLATION OF TREASURY STOCK AND PARENT-OWNED STOCK. All shares of Company Common Stock that are owned by the Company as treasury stock and any shares of Company Common Stock owned by Parent, Merger Subsidiary or any other wholly owned Subsidiary of Parent shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

     (c) CONVERSION OF SHARES. Each issued and outstanding share of Company Common Stock (other than shares to be cancelled in accordance with Section 2.1(b) hereof and other than Dissenting Shares (as defined in Section 2.3 hereof)) shall be converted into the right to receive the Offer Price, payable to the holder thereof in cash, without interest (the "Merger Consideration"). From and after the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.2 hereof, without interest.

     Section 2.2.   EXCHANGE OF CERTIFICATES.

     (a) PAYING AGENT. Parent shall designate a bank or trust company to act as agent for the holders of Shares in connection with the Merger (the "Paying Agent") to receive the funds to which holders of Shares shall become entitled pursuant to Section 2.1(c) hereof. Prior to the Effective Time, Parent or Merger Subsidiary shall deposit, or cause to be deposited, with the Paying Agent the aggregate Merger Consideration. For purposes of determining the amount of Merger Consideration to be so deposited, Parent and Merger Subsidiary shall assume that no stockholder of the Company will perfect any right to appraisal of his, her or its Shares. Such funds shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation pending payment thereof by the Paying Agent to the holders of the Shares. Earnings from such investments shall be the sole and exclusive property of Parent and the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of Shares.

     (b) EXCHANGE PROCEDURES. Promptly after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates"), whose shares were converted pursuant to Section 2.1 hereof into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates, to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. The Company and its counsel shall be given the opportunity to review such letter of transmittal and such instructions. Upon surrender of a Certificate for cancellation to the Paying

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Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not payable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.2, without interest thereon.

     (c) TRANSFER BOOKS; NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article 2.

     (d) TERMINATION OF FUND; NO LIABILITY. At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed (or of which disbursement is not pending subject only to the Paying Agent's routine administrative procedures) to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) for payment of the Merger Consideration in respect of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or other similar law.

     Section 2.3.   DISSENTING SHARES.

     (a) Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has complied with all of the relevant provisions of Section 262 of the DGCL ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses its right to appraisal. A holder of Dissenting Shares shall be entitled to receive payment of the appraised value of such Shares held by it in accordance with the provisions of Section 262 of the DGCL, unless, after the Effective Time, such holder fails to perfect or withdraws or loses its right to appraisal, in which case such Shares shall be converted into and represent only the right to receive the Merger Consideration, without interest thereon, upon surrender of the Certificate or Certificates representing such Shares pursuant to Section 2.2.

     (b) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights of appraisal and (ii) the opportunity to share in the conduct of all negotiations and proceedings with respect to demands for appraisal under the DGCL. Except with the prior written consent of Parent, the Company shall not voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for appraisal.

     Section 2.4. COMPANY OPTION PLANS. Parent and the Company shall take all actions necessary to provide that, effective as of the Effective Time, (i) each outstanding stock option, stock equivalent right or right to acquire Shares (an "Option") granted by the Company pursuant to any written or oral plan or agreement whether or not then exercisable or vested, shall be cancelled and (ii) in consideration of such cancellation, Parent shall, or shall cause the Surviving Corporation to, pay to such holders of Options, whether or not then exercisable or vested, an amount in respect thereof equal to the product of (A) the excess, if any, of the Offer Price over the exercise price of each such Option (which, in the case of any stock equivalent right, shall be zero) and (B) the number of Shares subject thereto (such payment, if any, to be net of applicable withholding and excise taxes). As of the Effective Time, the Options and the related plans and agreements shall terminate and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its Subsidiaries shall be cancelled. The Company shall take all action necessary to ensure that, after the Effective Time, no person shall have any right under such plan or agreements or any other plan, program or arrangement with respect to equity securities of the Surviving Corporation or any Subsidiary thereof.

                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent that except as set forth in the disclosure schedules delivered by the Company to Parent simultaneously with the execution of this Agreement (the "Company Disclosure Schedules"):

     Section 3.1. CORPORATE EXISTENCE AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company. For purposes of this Agreement, a "Material Adverse Effect" or "material adverse change" with respect to any Person means any change, effect, event or occurrence that has a material adverse impact on the financial condition, business, liabilities, properties, assets, prospects or results of operations of such Person and its Subsidiaries taken as a whole. The Company has heretofore made available to Parent true and complete copies of the Company's Certificate of Incorporation and By-laws as currently in effect.

     Section 3.2.   CORPORATE AUTHORIZATION.

     (a) The execution, delivery and performance by the Company of this Agreement, other agreements contemplated hereby (the "Ancillary Agreements") to which the Company is a party (the "Company Ancillary Agreements") and the consummation by the Company of the transactions contemplated hereby and thereby are within the Company's corporate powers and, except for any required approval by the Company's stockholders in accordance with DGCL (the "Company Stockholder Approval") in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. The affirmative vote of holders of the outstanding shares of Company Common Stock having votes representing a majority of the votes of all such outstanding capital stock, voting together as a single class, in favor of the approval and adoption of this Agreement and the Merger is the only vote of the holders of any of the Company's capital stock necessary in connection with consummation of the Merger. Assuming due authorization, execution and delivery of this Agreement, the Ancillary Agreements to which Parent and/or Merger Subsidiary is a party (the "Parent Ancillary Agreements") by Parent and Merger Subsidiary, as applicable, each of this Agreement and the Company Ancillary Agreements constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, and to general equity principles.

     (b) The Company's Board of Directors, at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby (including the Merger) are advisable, fair to and in the best interests of the Company's stockholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby (including the Merger), and (iii) resolved to recommend that the Company stockholders vote for the approval and adoption of this Agreement and the Merger.

     Section 3.3. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement, the Company Ancillary Agreements and the consummation by the Company of the transactions contemplated hereby and thereby require no action by or in respect of, or filing by the Company with, any governmental body, agency, official or authority other than (a) the filing of a certificate of merger in connection with the Merger in accordance with DGCL and applicable laws of any other state, (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"),
(c) compliance with any applicable requirements of the Exchange Act, (d) compliance with any applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), (e) state blue sky laws, and (f) other actions or filings which if not taken or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company or prevent or materially delay the Company's consummation of the Merger.

     Section 3.4. NON-CONTRAVENTION. Except as set forth on Schedule 3.4, the execution, delivery and performance by the Company of this Agreement, the Company Ancillary Agreements and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (a) contravene or conflict with the Certificate of Incorporation or By-laws of the Company, (b) assuming compliance with the matters referred to in
Section 3.3 and subject to receipt of the Company Stockholder Approval, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree known by the Company to be binding upon or applicable to the Company or any of its Subsidiaries, (c) subject to receipt of the Company Stockholder Approval, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or any of its Subsidiaries or to a loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by the Company or any of its Subsidiaries, or (d) result in the creation or imposition of any Lien (as defined below) on any asset of the Company or any of its Subsidiaries, except for such contraventions, conflicts or violations referred to in clause (b) or defaults, rights of termination, cancellation or acceleration, or losses or Liens referred to in clause (c) or (d) that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Notwithstanding the foregoing, the termination, cancellation, violation, or breach of any of the agreements referred to in clauses (x) or (y) of Section 3.19(b) shall be deemed to have a Material Adverse Effect on the Company. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset other than any such mortgage, lien, pledge, charge, security interest or encumbrance (i) for Taxes (as defined in Section 3.13) not yet due or being contested in good faith or
(ii) which is a carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like lien arising in the ordinary course of business. Neither the Company nor any Subsidiary of the Company is a party to any agreement that expressly limits the ability of the Company or any Subsidiary of the Company to compete in or conduct any line of business or compete with any Person or in any geographic area or during any period of time.

     Section 3.5. CAPITALIZATION. The authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock. As of the close of business on June 26, 2000, there were outstanding 2,536,565 shares of Company Common Stock and no other shares of capital stock or other voting securities of the Company were then outstanding. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 3.5, there were no outstanding options, warrants or other rights to acquire from the Company, and no preemptive or similar rights, subscription or other rights, convertible or exchangeable securities, agreements, arrangements or commitments of any character, relating to the capital stock of the Company, obligating the Company to issue, transfer or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or obligating the Company to grant, extend or enter into any such option, warrant, subscription or other right, convertible or exchangeable security, agreement, arrangement or commitment. Since the close of business on the date hereof, the Company has not issued any shares of capital stock or any such securities or rights to purchase capital stock of the Company. Except as required by the terms of any Options, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company.

     Section 3.6.   SUBSIDIARIES.

     (a) Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. For purposes of this Agreement, the word "Subsidiary" when used with respect to any Person means any other Person, whether incorporated or unincorporated, of which (i) more than 50% of the securities or other ownership interests or (ii) securities or other interests having by their terms ordinary voting power to elect more than 50% of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly owned or controlled by such Person or by any one or more of its Subsidiaries. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     (b) All of the outstanding capital stock of, or other ownership interests in, each Subsidiary of the Company is, directly or indirectly, owned by the Company. Except as set forth on Schedule 3.6(b), all shares of capital stock of, or other ownership interests in, Subsidiaries of the Company, directly or indirectly, owned by the Company are owned free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding options, warrants or other rights to acquire from the Company or any of its Subsidiaries, and, except as may be required by applicable foreign corporate laws, no preemptive or similar rights, subscriptions or other rights, convertible or exchangeable securities, agreements, arrangements or commitments of any character, relating to the capital stock of any Subsidiary of the Company, obligating the Company or any of its Subsidiaries to issue, transfer or sell, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Subsidiary of the Company or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such option, warrant, subscription or other right, convertible or exchangeable security, agreement, arrangement or commitment. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire from any Person (other than the Company or a wholly owned Subsidiary of the Company) any outstanding shares of capital stock of any Subsidiary of the Company or any rights or securities described in the preceding sentence.

     Section 3.7.   COMMISSION FILINGS.

     (a) The Company has made available to Parent (i) its annual reports on Form 10-K for its fiscal years ended March 31, 1998 and 1999, (ii) its quarterly reports on Form 10-Q for the three-month periods ended June 30, 1999, September 30, 1999, and December 31, 1999 (the Form 10-Q for the three-month period ended December 31, 1999 being the "Form 10-Q") and (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 1999 (the documents referred to in this Section 3.7(a) being referred to collectively as the "Company Commission Documents").

     (b) As of its filing date, each Company Commission Document complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act.

     (c) As of its filing date, each Company Commission Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     Section 3.8. FINANCIAL STATEMENTS. The unaudited consolidated financial statements and unaudited consolidated interim financial statements of the Company (including any related notes and schedules) included in its annual and quarterly reports on Form 10-K and 10-Q, respectively, referred to in
Section 3.7 present fairly, in all material respects, the financial position of the Company and its Subsidiaries as of the dates thereof and their results of operations and cash flows for the periods then ended, in each case in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto). For purposes of this Agreement, "Company Balance Sheet" means the consolidated balance sheet of the Company as of December 31, 1999 set forth in the Company's Form 10-Q for the three-month period ended December 31, 1999 and "Company Balance Sheet Date" means December 31, 1999.

     Section 3.9.   HEALTH AND SAFETY MATTERS. To the knowledge of the
Company, neither the Company nor any of its Subsidiaries is in material violation of, or has violated, any applicable provisions of any laws, rules and regulations relating to the protection of the public or an employee's health or safety, including but not limited to the Occupational Safety and Health Act of 1970, as amended. In addition, to the knowledge of the Company, neither the Company nor any of its Subsidiaries have received any violations, citations or similar notices relating to such matters.

     Section 3.10.  ABSENCE OF CERTAIN CHANGES. Since the Company Balance
Sheet Date, except as set forth on Schedule 3.10, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course, consistent with past practice, and there has not been:

     (a) any event, occurrence or development which, individually or in the aggregate, would have, or reasonably be expected to have, a Material Adverse Effect on the Company;

     (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of their capital stock;

     (c) any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries;

     (d) any transaction or commitment made, or any contract, agreement or settlement entered into, by (or judgment, order or decree affecting) the Company or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any material amount of assets) or any relinquishment by the Company or any of its Subsidiaries of any contract or other right, in either case, material to the Company and its Subsidiaries taken as a whole, other than transactions, commitments, contracts, agreements or settlements (including without limitation settlements of litigation and tax proceedings) in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

     (e) any change in any method of accounting or accounting practice by the Company or any of its Subsidiaries, except for any such change which is required by reason of a concurrent change in GAAP;

     (f) any (i) grant of any severance or termination pay to (or amendment to any such existing arrangement with) any director, officer or employee of the Company or any of its Subsidiaries, (ii) entering into of any employment, deferred compensation, supplemental retirement or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its Subsidiaries, (iii) increase in, or accelerated vesting and/or payment of, benefits under any existing severance or termination pay policies or employment agreements or (iv) increase in or enhancement of any rights or features related to compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its Subsidiaries, in each case, other than in the ordinary course of business consistent with past practice;

     (g) any material Tax (as defined below) election made or changed, any material audit settled or any material amended Tax Returns (as defined below) filed; or

     (h) any action which, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.1.

     Section 3.11.  NO UNDISCLOSED LIABILITIES. Except as set forth on
Schedule 3.11, there are no liabilities of the Company or any Subsidiary of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise (that individually or in the aggregate exceed $100,000), other than:

     (a)  liabilities disclosed or provided for in the Company Balance Sheet;

     (b) liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business in excess of $500,000 (excluding customer contracts); and

     (c)  liabilities under this Agreement.

     Section 3.12. LITIGATION. Except as set forth on Schedule 3.12, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries or any of their respective properties or any of their respective officers or directors before any court or arbitrator or any governmental body, agency or official except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger. Neither the Company nor any Subsidiary is subject to any outstanding order, writ, injunction or decree.

     Section 3.13.  TAXES.

     (a) Except as provided for in the Company Balance Sheet (including the notes thereto), (i) all Company Tax Returns required to be filed with any taxing authority by, or with respect to, the Company and its Subsidiaries have been filed in accordance with all applicable laws; (ii) the

Company and its Subsidiaries have timely paid all Taxes shown as due and payable on the Company Tax Returns that have been so filed, and, as of the time of filing, the Company Tax Returns correctly reflected in all material respects the facts regarding the income, business, assets, operations, activities and the status of the Company and its Subsidiaries (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on the Company Balance Sheet); (iii) the Company and its Subsidiaries have made provision for all Taxes payable by the Company and its Subsidiaries for which no Company Tax Return has yet been filed; (iv) the charges, accruals and reserves for Taxes with respect to the Company and its Subsidiaries reflected on the Company Balance Sheet are adequate under GAAP to cover the Tax liabilities accruing through the date thereof; (v) there is no action, suit, proceeding, audit or claim now proposed or to the knowledge of the Company, pending against or with respect to the Company or any of its Subsidiaries in respect of any Tax where there is a reasonable possibility of an adverse determination; (vi) to the knowledge of the Company, neither the Company nor any of its Subsidiaries is liable for any Tax imposed on any entity other than such Person, except as the result of the application of Treas. Reg. Sections 1.1502-6 (and any comparable provision of the tax laws of any state, local or foreign jurisdiction) to the affiliated group of which the Company is the common parent, and (vii) no deficiency for any Tax has been asserted or assessed by a taxing authority against the Company or any of its Subsidiaries which deficiency has not been paid or reserved for (other than deficiencies which are being contested in good faith and for which adequate reserves are reflected on the Company Balance Sheet). For purposes of this Agreement, "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, excise, stamp, real or personal property, AD VALOREM, withholding, social security (or similar), unemployment, occupation, use, production, service, service use, license, net worth, payroll, franchise, severance, transfer, recording, employment, premium, windfall profits, environmental (including taxes under Section 59A of the Internal Revenue Code of 1986, as amended (the "Code")), customs duties, capital stock, profits, disability, sales, registration, value added, alternative or add-on minimum, estimated or other taxes, assessments or charges imposed by any federal, state, local or foreign governmental entity ("Governmental Entity") and any interest, penalties, or additions to tax attributable thereto for periods up to the Effective Date. For purposes of this Agreement, "Tax Returns" shall mean any return, report, form or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     (b) There are no material disputes pending, or claims asserted in writing for, Taxes or assessments upon the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal or state income tax return for any period.

     (c) There are no Tax liens upon any property or assets of the Company or any of its Subsidiaries except liens for current Taxes not yet due.

     Section 3.14.  EMPLOYEE BENEFIT PLANS.

     (a) For purposes of this Agreement, the term "Company Employee Plans" shall mean and include: each management, consulting, non-compete, employment, severance or similar contract, plan, including, without limitation, all capital stock plans, arrangement or policy applicable to any director, former director, employee or former employee of the Company and each plan, program, policy, agreement or arrangement (written or oral), providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) or other employee benefits of any kind, whether funded or unfunded, which is maintained, administered or contributed to by the Company or any Subsidiary and covers any employee or director or former employee or director of the Company or any Subsidiary, or under which the Company has any liability, contingent or otherwise (including but not limited to each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")). The Company Disclosure Schedule sets forth a list of each Company Employee Plan.

     (b) To the knowledge of the Company, each Company Employee Plan has been established and maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (including but not limited to ERISA and the Code) which are applicable to such Plan. Schedule 3.14(b) sets forth the Company Employee Plans which are classified as a "multiemployer plan," as defined in Section 3(37) of ERISA.

     (c) To the knowledge of the Company, neither the Company nor any affiliate of the Company has incurred a liability under Title IV of ERISA that has not been satisfied in full, and, to the knowledge of the Company, no condition exists that presents a material risk to the Company or any affiliate of the Company of incurring any such liability. To the knowledge of the Company, all contributions required to be made under the terms of any Company Employee Plan maintained in the United States have been made, and, where applicable to a Company Employee Plan, the Company and its affiliates have complied, to the knowledge of the Company, with the minimum funding requirements under Section 412 of the Code and Section 302 of ERISA with respect to each such Company Employee Plan.

     (d) To the knowledge of the Company, with respect to each Company Employee Plan which is subject to Title IV of ERISA, (i) the present value of accrued benefits under such Company Employee Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Company Employee Plan's actuary with respect to such Company Employee Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Company Employee Plan allocable to such accrued benefits, (ii) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Employee Plan for which the 30-day notice requirement has not been waived, and (iii) no condition exists which would subject the Company or any Company Subsidiary to any fine under Section 4071 of ERISA.

     (e)  Each Company Employee Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from federal income tax pursuant to Section 501(a) of the Code and, to the Company's knowledge, no circumstances exist which will adversely affect such qualification or exemption.

     (f) Except as set forth on Schedule 3.14(f), no director or officer or other employee of the Company or any of its Subsidiaries will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit (including any acceleration of vesting or lapse of repurchase rights or obligations with respect to any Company stock plans or other benefit under any compensation plan or arrangement of the Company) solely as a result of the transactions contemplated hereby; and (ii) no payment made or to be made to any current or former employee or director of the Company or any of its affiliates by reason of the transactions contemplated hereby (whether alone or in connection with any other event) will constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

     (g) Since the Company Balance Sheet Date, there has been no amendment to, or change in employee participation or coverage under, any Company Employee Plan which would materially increase the expense of maintaining such Company Employee Plan above the level of the expense incurred in respect thereof for the 12 months ended on the Company Balance Sheet Date.

     (h) To the knowledge of the Company, the Company and its Subsidiaries are in material compliance with all applicable federal, state, local and foreign statutes, laws, (including without limitation, common law), judicial decisions, regulations, ordinances, rules, judgments, orders and codes respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, and no work stoppage or labor strike against the Company and its Subsidiaries are pending or, to the knowledge of the Company, threatened, nor are the Company and its Subsidiaries involved in or, to the knowledge of the Company, threatened with any labor dispute, grievance (other than ordinary, immaterial individual grievances), or litigation relating to labor matters involving any employees. There are no suits, actions, disputes, claims (other than routine claims for benefits), investigations or audits pending or, to the knowledge of the Company, threatened in connection with any Company Employee Plan.

     Section 3.15. COMPLIANCE WITH LAWS. Neither the Company nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

     Section 3.16. FINDERS' OR ADVISORS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

     Section 3.17.  ENVIRONMENTAL MATTERS.

     (a) The Company and its Subsidiaries (i) are in material compliance with all, and are not subject to any material liability with respect to, any applicable Environmental Laws (as defined below), (ii) hold or have applied for all material Environmental Permits (as defined below) and (iii) are in material compliance with their respective Environmental Permits.

     (b) Neither the Company nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law.

     (c) Neither the Company nor any of its Subsidiaries (i) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials (as defined below) and, no investigation, litigation or other proceeding is pending or, to the knowledge of the Company, threatened with respect thereto, or (ii) is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials; and

     (d) None of the real property owned or leased by the Company or any Company Subsidiary is listed or, to the knowledge of the Company, proposed for listing on the "National Priorities List" under CERCLA (as defined below), as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

     (e)  For purposes of this Agreement:

          (i) "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

          (ii) "Environmental Laws" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, treaty, writ or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, opinion, or agency requirement, in each case having the force and effect of law, relating to the pollution, protection, investigation or restoration of the environment or natural resources, including, without limitation, those relating to the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials or to noise, odor, wetlands, contamination or any injury or threat of injury to persons or property.

          (iii) "Environmental Permits" means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

          (iv) "Hazardous Materials" means (a) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

     Section 3.18. PERMITS. Each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances and orders other than Environmental Permits of any domestic or foreign governmental, administrative or judicial authority known by the Company to be necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on their respective businesses in the manner as they are now being conducted (the "Company Permits"), and all such Company Permits are valid, and in full force and effect, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would neither, individually or in the aggregate, (a) have a Material Adverse Effect on the Company nor (b) prevent or materially delay the performance of this Agreement by the Company. No suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would neither, individually or in the aggregate,
(a) have a Material Adverse Effect on the Company nor (b) prevent or materially delay the performance of this Agreement by the Company.

     Section 3.19.  MATERIAL CONTRACTS.

     (a) The Company Disclosure Schedules set forth a complete and correct list of all agreements of the following types to which the Company or any of its Subsidiaries is a party or may be bound (collectively, the "Material Contracts"): (i) employment, severance, termination, consulting and retirement agreements that are not terminable "at will"; (ii) agreements which involve payment by the Company of more than $100,000 or which are not cancelable without penalty by the Company in less than 60 days, (iii) royalty and licensing agreements of the Company acting as a licensor; (iv) agreements with any labor organization or other collective bargaining unit; (v) agreements for the purchase, sale or lease of any real estate; (vi) agreements for the sale of assets material to the operation of the Company's business other than in the ordinary course of business or the grant of any preferential rights to purchase any such material assets; (vii) agreements which contain provisions requiring the Company or any Subsidiary to indemnify any person not entered into in the ordinary course of business consistent with past practice; (viii) joint venture agreements or other agreements involving the sharing of profits; (ix) agreements (including, without limitation, agreements not to compete and exclusivity agreements) that reasonably could be interpreted to impose any restriction on any business operations of the Company or its Subsidiaries, except for agreements containing restrictions that would not have a the Material Adverse Effect on the Company; or (x) any agreements that are material to the conduct of the business of the Company and its Subsidiaries.

     (b) All the Material Contracts (including without limitation (x) the subordinated promissory notes made by the Company (i) in favor of Teddy Mansfield and R. Dean Mansfield, individually, dated as of December 31, 1997 and
(ii) in favor of Teddy Mansfield and R. Dean Mansfield, jointly, dated as of April 22, 1998, and (y) the credit and security agreement, as amended, by and among GMAC Commercial Credit (formerly BNY Financial Corporation) and Cannon Sline, Inc. and Icesolv, Inc., dated as of June 28, 1996, as amended April 17, 1998, are valid and in full force and effect on the date hereof (except to the extent they have previously expired in accordance with their terms) and constitute legal, valid and binding obligations of, and are legally enforceable against, the Company or any of its Subsidiaries which is a party thereto, and to the knowledge of the Company, the other party or respective parties thereto. To the knowledge of the Company, there have been no threatened cancellations thereof and no outstanding disputes thereunder, except such that would not have a the Material Adverse Effect. Each of the Company and its Subsidiaries has in all material respects performed all the obligations under the Material Contracts required to be performed by the Company and its Subsidiaries to date. The Company is not in default, and to the Company's knowledge, no party is in default, in any material respect under any of the Material Contracts, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default, except for defaults which would not in the aggregate reasonably be expected to have a Material Adverse Effect. True and complete copies of all Material Contracts have been delivered to Parent or made available for inspection.

     Section 3.20. OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Hempstead & Co. to the effect that, as of the date of its opinion, the Merger Consolidation is fair from a financial point of view to the holders of shares of Company Common Stock.

     Section 3.21. TAKEOVER STATUTES AND CHARTER PROVISIONS. The Board of Directors of the Company has taken the necessary action to render control share acquisitions provisions and business combinations provisions of DGCL, and any other potentially applicable anti-takeover or similar statute or regulation inapplicable to this Agreement and the transactions contemplated hereby.

     Section 3.22.  INTELLECTUAL PROPERTY MATTERS.

     (a) To the knowledge of the Company, the Company and its Subsidiaries own, free and clear of all Liens, or have the right to use pursuant to valid license, sublicense, agreement or permission all items of Intellectual Property (as defined in Section 3.22(b)) necessary for their operations as presently conducted. To the knowledge of the Company, the conduct of the Company's and its Subsidiaries' businesses as currently conducted does not interfere with, infringe upon, misappropriate or violate any of the Intellectual Property (as defined below) rights of any third party which would result in a Material Adverse Effect on the Company. To the knowledge of the Company, no third party has interfered with, infringed upon, misappropriated, diluted, violated or otherwise come into conflict with any Intellectual Property rights of the Company or any of its Subsidiaries which would result in a Material Adverse Effect on the Company.

     (b) The term "Intellectual Property" as used in this Agreement means, collectively, patents, trademarks, service marks, trade dress, logos, trade names, Internet domain names, designs, slogans and general intangibles of like nature, copyrights and all registrations, applications, reissuances, continuations, continuations-in-part, revisions, extensions, reexaminations and associated good will with respect to each of the foregoing, computer software (including source and object codes), computer programs, computer data bases and related documentation and materials, data, documentation, technology, trade secrets, confidential business information (including ideas, formulae, algorithms, models, methodologies, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, designs, plans, proposals and technical data, financial, marketing and business data and pricing and cost information) and other intellectual property rights (in whatever form or medium).

     Section 3.23. INSURANCE. The Company maintains insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company.

     Section 3.24. TITLE TO ASSETS; LIENS. The Company and each of its Subsidiaries has good and marketable title in fee simple to all its real property and good title to all its leasehold interests and other properties, as reflected in the Company Balance Sheet, except for properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) liens for current taxes, payments of which are not yet delinquent, (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Company's business operations or (iii) as disclosed in the Company Commission Documents or on Schedule 3.24, and except for such matters, which individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company. All leases under which the Company leases any real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default which could reasonably be expected to have a Material Adverse Effect on the Company. The Company Disclosure Schedule sets forth all liens and securities interests granted by the Company or any of its Subsidiaries to third parties.

     Section 3.25. MATERIAL INFORMATION. No representations or warranties by the Company in this Agreement and no statements or information contained in the Company Disclosure Schedule, or in any certificate furnished or to be furnished by the Company to Parent pursuant to the provisions of this Agreement, contain or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                    ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to the Company that except as set forth in the disclosure schedules delivered by Parent to the Company simultaneously with the execution of this Agreement (the "Parent Disclosure Schedules"):

     Section 4.1. CORPORATE EXISTENCE AND POWER. Parent is a limited liability company and Merger Subsidiary is a corporation in each case duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all corporate or limited liability company powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Parent is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement. Parent has heretofore made available to the Company true and complete copies of Parent's certificate of formation and limited liability company operating agreement and Merger Subsidiary's certificate of incorporation and by-laws as currently in effect.

     Section 4.2. CORPORATE AUTHORIZATION. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement, the Parent Ancillary Agreements and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby and thereby are within the corporate and limited liability company powers of Parent and Merger Subsidiary and have been duly authorized by all necessary corporate and limited liability company action. Assuming due authorization, execution and delivery of this Agreement by the Company, each of this Agreement and the Parent Ancillary Agreements constitutes a valid and binding agreement of each of Parent and Merger Subsidiary, in each case enforceable against such party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     Section 4.3. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement, the Parent Ancillary Agreements and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby and thereby require no action by or in respect of, or filing by Parent or Merger Subsidiary with, any governmental body, agency, official or authority other than (a) the filing of the Certificate of Merger in connection with the Merger in accordance with DGCL and applicable laws of any other state, (b) compliance with any applicable requirements of the HSR Act, (c) compliance with any applicable requirements of the Exchange Act, (d) compliance with any applicable requirements of the Securities Act, and (e) other actions or filings which if not taken or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent or prevent or materially delay Parent's and/or Merger Subsidiary's consummation of the Merger.

     Section 4.4. NON-CONTRAVENTION. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement, the Parent Ancillary Agreements and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby and thereby do not and will not (a) contravene or conflict with the certificate of formation or the limited liability company operating agreement of Parent or the certificate of incorporation or by-laws of Merger Subsidiary, (b) assuming compliance with the matters referred to in
Section 4.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Parent or any of its Subsidiaries, (c) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Parent or any of its Subsidiaries or to a loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon Parent or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by Parent or any of its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, except for such contraventions, conflicts or violations referred to in clause (b) or defaults, rights of termination, cancellation or acceleration, or losses or Liens referred to in clause (c) or (d) that would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     Section 4.5. FINDERS' OR ADVISORS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

                                    ARTICLE 5
                                    COVENANTS

     Section 5.1. CONDUCT OF THE COMPANY. From the date of this Agreement until the Effective Time, the Company and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties. Without limiting the generality of the foregoing, from the date of this Agreement until the Effective Time without the prior written consent of Parent:

     (a) the Company will not, and will not permit any of its Subsidiaries to, adopt or propose any change in its certificate of incorporation or by-laws;

     (b) the Company will not, and will not permit any Subsidiary of the Company to, adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than transactions between direct and/or indirect wholly owned Subsidiaries of the Company);

     (c) the Company will not, and will not permit any Subsidiary of the Company to, issue, sell, transfer, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or series of the Company or any of its Subsidiaries other than issuances of Company Common Stock pursuant to the exercise of Options that are outstanding on the date of this Agreement;

     (d) the Company will not (i) split, combine, subdivide or reclassify its outstanding shares of capital stock, or (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock;

     (e) the Company will not, and will not permit any Subsidiary of the Company to, redeem, purchase or otherwise acquire directly or indirectly any of the Company's or its Subsidiaries' capital stock;

     (f) the Company will not amend the terms (including the terms relating to accelerating the vesting or lapse of repurchase rights or obligations) of any Options or other stock based awards;

     (g) the Company will not, and will not permit any Subsidiary of the Company to, (i) grant any severance or termination pay to (or amend any such existing arrangement with) any director, officer or employee of the Company or any of its Subsidiaries, (ii) enter into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its Subsidiaries, (iii) increase any benefits payable under any existing severance or termination pay policies or employment agreements, (iv) increase, other than customary periodic increases in the ordinary course of business, (or amend the terms of) any compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its Subsidiaries or (v) permit any director, officer or employee who is not already a party to an agreement or a participant in a plan providing benefits upon or following a "change in control" to become a party to any such agreement or a participant in any such plan;

     (h) the Company will not, and will not permit any of its Subsidiaries to, acquire a material amount of assets or property of any other Person;

     (i) the Company will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise dispose of any material amount of assets or property except pursuant to existing contracts or commitments or otherwise in the ordinary course of business;

     (j) except for any such change which is required by reason of a concurrent change in GAAP, the Company will not, and will not permit any Subsidiary of the Company to, change any method of accounting or accounting practice used by it;

     (k) the Company will not, and will not permit any Subsidiary of the Company to, enter into any joint venture, partnership or other similar arrangement;

     (l) the Company will not, and will not permit any of its Subsidiaries to, take any action that would make any representation or warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time;

     (m) the Company will not make or change any Tax election, settle any audit or file any amended Tax Returns, except in the ordinary course of business consistent with past practice; and

     (n) the Company will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

     Section 5.2. HSR ACT. The Company and Parent shall cooperate with one another and shall take all reasonable actions necessary to prepare and file as soon as practicable following the date hereof notifications under the HSR Act and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or any other Governmental Entity in connection with antitrust or competition matters. The Company and Parent agree that the Parent shall be responsible for paying the fee in connection with such filing.

     Section 5.3. ACCESS TO INFORMATION. Upon reasonable prior notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, investment bankers, financial advisors and other representatives of Parent, access, during normal business hours during the period prior to the Effective Time, to all of its offices, properties, books, contracts, commitments and records and such financial and operating data as such representatives of Parent may reasonably request. Unless otherwise required by law and until the Effective Time, Parent and Merger Subsidiary will hold any such information which is nonpublic in confidence in accordance with the provisions of the Agreement for Exchange of Confidential Information Confidentiality Agreement, dated June 9, 2000, between the Company and Parent (the "Confidentiality Agreement").

     Section 5.4. REASONABLE BEST EFFORTS; CONSENTS AND APPROVALS. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to use all reasonable best efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. Each of the Company, Parent and Merger Subsidiary will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby (which actions shall include, without limitation, furnishing all information determined by their respective counsel to be required under the

HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement and the transactions contemplated hereby. Each of the Company, Parent and Merger Subsidiary will, and will cause its Subsidiaries to, take all reasonable actions determined by their respective counsel to be necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, or to provide any required notice to, any Governmental Entity or other public or private third party required to be obtained or made by Parent, Merger Subsidiary, the Company or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

     Section 5.5. NO SOLICITATION. From the date hereof until the termination of this Agreement in accordance with its terms, neither the Company nor any of its Subsidiaries or affiliates shall (and the Company shall use its reasonable best efforts to cause its and each of its Subsidiaries' officers, directors, employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, solicit, participate in, initiate or knowingly encourage discussions or negotiations with, provide any information to, or enter into any agreement with, any corporation, partnership, person or other entity or group (other than Parent or any of its affiliates or representatives) concerning any merger, business combination, tender offer, exchange offer, sale of all or substantially all of its business, assets, capital stock or debt securities or any significant equity or debt investment in the Company or any similar transactions involving the Company (an "Acquisition Proposal"). The Company further agrees that it will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, prior to the time of acceptance of Shares for payment pursuant to the Offer, the Company may, directly or indirectly, provide access and furnish information concerning its business, properties or assets to any corporation, partnership, person or other entity or group pursuant to customary confidentiality agreements, and may negotiate and participate in discussions and negotiations with such entity or group if (x) such entity or group has submitted an unsolicited bona fide written proposal to the Board of Directors of the Company relating to any such transaction, (y) such proposal provides for the acquisition for cash or readily marketable securities of all of the outstanding Shares or all or substantially all of the assets of the Company, and (z) the Board of Directors of the Company determines in good faith, after consultation with its independent financial advisor, that such proposal is financially superior to the Offer and the Merger and fully financed or reasonably capable of being financed. A proposal meeting all of the criteria in the preceding sentence is referred to herein as a "Superior Proposal." The Company will immediately notify Parent of any Superior Proposal, or if an inquiry is made, will keep Parent fully apprised of all developments with respect to any Superior Proposal, will immediately provide to Parent copies of any written materials received by the Company in connection with any Superior Proposal, discussion, negotiation or inquiry and the identity of the party making any Superior Proposal or inquiry or engaging in such discussion or negotiation. The Company will promptly provide to Parent any non-public information concerning the Company provided to any other party which was not previously provided to Parent. Notwithstanding anything to the contrary contained in this Agreement, only in connection with the valid termination of this Agreement pursuant to Section 7.1(c)(i) hereof, the Board of Directors of the Company may (i) withdraw, modify or change in a manner adverse to Parent or Merger Subsidiary, or propose to withdraw, or propose to modify or change in a manner adverse to Parent or the Merger Subsidiary, the approval or recommendation by such Board of Directors of the Offer, this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal.

     Section 5.6. ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the Merger and the other transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Company and Parent shall use all reasonable efforts to take, or cause to be taken, all such necessary actions.

     Section 5.7. PUBLICITY. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Parent and the Company. Thereafter, so long as this Agreement is in effect, neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior consultation of the other party, except as may be required by law.

     Section 5.8. NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent and Parent shall give prompt notice to the Company, of
(i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty of any party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Company or Parent to comply with or satisfy any covenant, condition or agreement of any party to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice, and provided, further, that the breaching party shall have up to one business day prior to the then scheduled expiration date of the Offer (or, if applicable, the offer in any Subsequent Offering Period) in which to cure such event or failure to the reasonable satisfaction of the non-breaching party.

     Section 5.9. STATE TAKEOVER LAWS. If Section 203 of the DGCL or any other state takeover statute becomes or is deemed to become applicable to the Company, the Offer, the acquisition of Shares pursuant to the Offer or the Merger, the Board of Directors of the Company shall take all action necessary to render such statute inapplicable to all of the foregoing.

     Section 5.10. RESIGNATIONS. At or prior to the Effective Time, the Company shall obtain the resignations as of the Effective Time of each director of the Company (other than Parents' designees elected or appointed pursuant to Section 1.4) and, if so requested by Parent, of any director of any Subsidiary of the Company.

     Section 5.11. INTERIM DIRECTORS. Pursuant to Section 1.4(b) hereof, the Company shall take all action necessary to cause a sufficient number of its current directors to continue as Independent Directors of the Company until the Effective Time.

     Section 5.12. DISCLOSURE DOCUMENTS. Neither the Schedule 14D-9, any other document required to be filed by the Company with the SEC in connection with the Transactions, nor any information supplied by the Company for inclusion in the Offer Documents will, at the respective times the Schedule 14D-9, any such other filings by the Company, the Offer Documents or any amendments or supplements thereto are filed with the SEC or are first mailed to Company stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement (or any amendment thereof or supplement thereto), if any, will not, at the date mailed to Company stockholders and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9, any such other filings by the Company and the Proxy Statement, if any, will comply as to form in all material respects with the provisions of the applicable federal securities laws and the rules and regulations thereunder.

                                   ARTICLE 6
                            CONDITIONS TO THE MERGER

     Section 6.1. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction (or, to the extent legally permissible, waiver) of the following conditions:

     (a) this Agreement and the Merger shall have been approved and adopted by the stockholders of the Company if required by and in accordance with DGCL;

     (b) no statute, rule, order, decree, regulation, executive order, ruling or temporary or permanent injunction shall have been enacted, entered, promulgated or enforced by any Governmental Entity of competent jurisdiction which, as of the Effective Time, prohibits the consummation of the Merger or otherwise limits or restricts ownership or operation of the business of the Surviving Corporation and all foreign or domestic governmental consents, orders and approvals, including but not limited to approval under the HSR Act required for the consummation of the Merger shall have been obtained and shall be in effect at the Effective Time and shall not limit or restrict ownership or the operation of the business of the Surviving Corporation; and

     (c) Merger Subsidiary or any of its affiliates shall have purchased shares of Company Common Stock pursuant to the Offer.

                                   ARTICLE 7
                                   TERMINATION

     Section 7.1. TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

     (a) By the mutual consent of the Operating Board of Parent and the Board of Directors of the Company.

     (b) By either of the Board of Directors of the Company or the Operating Board of Parent:

          (i) if shares of Company Common Stock shall not have been purchased pursuant to the Offer on or prior to September 30, 2000; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of Merger Subsidiary to purchase shares of Company Common Stock pursuant to the Offer on or prior to such date; or

          (ii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), in each case, permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

     (c)  By the Board of Directors of the Company:

          (i) if, prior to the purchase of shares of Company Common Stock pursuant to the Offer, the Board of Directors of the Company shall have withdrawn, or modified or changed in a manner adverse to Parent or Merger Subsidiary, its approval or recommendation of the Offer, this Agreement, or the Merger in order to approve and permit the Company to execute a definitive agreement providing for a Superior Proposal; provided that (A) at least three business days prior to terminating this Agreement pursuant to this Section 7.1(c)(i) the Company has provided Parent with written notice advising Parent that the Board of Directors of the Company has received a Superior Proposal that it intends to accept, specifying the material terms and conditions of such Superior Proposal, and identifying the person making such Superior Proposal and (B) the Company shall have caused its financial and legal advisors to negotiate in good faith with Parent to make such adjustments in the financial terms of a revised Agreement that are equal or superior to the financial terms of such Superior Proposal; and further provided that simultaneously with any termination of this Agreement pursuant to this Section 7.1(c)(i), the Company shall pay to Parent the Termination Fee (as defined below); and further provided that the Company may not terminate this Agreement pursuant to this Section 7.1(c)(i) if the Company is in material breach of this Agreement; or

          (ii) if, prior to the purchase of shares of Company Common Stock pursuant to the Offer, Parent or Merger Subsidiary breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or breaches its representations and warranties in any material respect; or

          (iii) if Parent or Merger Subsidiary, as the case may be, shall have terminated the Offer, or the Offer shall have expired, without Parent or Merger Subsidiary, as the case may be, purchasing any shares of Company Common Stock pursuant thereto; provided that the Company may not terminate this Agreement pursuant to this Section 7.1(c)(iii) if the Company is in material breach of this Agreement.

     (d)  By the Operating Board of Parent:

          (i) if, until July 19, 2000, during which period Parent shall conduct its financial, operating, environmental, tax, accounting, business, and legal due diligence review of the Company, Parent shall have discovered any information which would result in a breach of any of the Company's representations or warranties contained in this Agreement; or

          (ii) if, prior to the purchase of shares of Company Common Stock pursuant to the Offer, the Board of Directors of the Company shall have withdrawn, or modified or changed in a manner adverse to Parent or Merger Subsidiary, its approval or recommendation of the Offer, this Agreement, or the Merger or shall have recommended an Acquisition Proposal or offer, or shall have executed an agreement in principle (or similar agreement) or definitive agreement providing for a tender offer or exchange offer for any shares of capital stock of the Company, or a merger, consolidation or other business combination with a person or entity other than Parent, Merger Subsidiary or their affiliates (or the Board of Directors of the Company resolves to do any of the foregoing); provided that Parent may not terminate this Agreement pursuant to this Section 7.1(d)(ii) if Parent or Merger Subsidiary is in material breach of this Agreement; or

          (iii) if Parent or Merger Subsidiary, as the case may be, shall have terminated the Offer, or the Offer shall have expired, without Parent or Merger Subsidiary, as the case may be, purchasing any shares of Company Common Stock thereunder; provided that Parent may not terminate this Agreement pursuant to this Section 7.1(d)(iii) if it or Merger Subsidiary is in material breach of this Agreement.

     Section 7.2. EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 7.1 hereof, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, except for Article 8 which shall survive such termination, and there shall be no liability on the part of the Parent, Merger Subsidiary or the Company except (a) for fraud or for breach of this Agreement, with damages to be limited to out-of-pocket costs and (b) as set forth in this Section 7.2 and Section 7.3.

     Section 7.3.   FEES AND EXPENSES.

     (a) Except as contemplated by this Agreement, including Sections 7.3(b) and 7.3(c) hereof, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

     (b) If (w) the Board of Directors of the Company shall terminate this Agreement pursuant to Section 7.1(c)(i) hereof, (x) the Operating Board of Parent shall terminate this Agreement pursuant to Section 7.1(d)(ii) hereof, or
(y) (I) the Board of Directors of the Company shall terminate this Agreement pursuant to Section 7.1(b)(i) or Section 7.1(c)(iii) and prior thereto there shall have been publicly announced another Acquisition Proposal or (II) the Operating Board of Parent shall terminate this Agreement pursuant to Section 7.1(b)(i) or Section 7.1(d)(iii) due to a failure to satisfy the Minimum Condition or the conditions contained in paragraphs (h) or (i) of Annex A and Parent shall have reasonably determined that such failure is attributable to there having been publicly announced another Acquisition Proposal, then in any such case as described in clause (w), (x) or (y) (each such case of termination being referred to as a "Trigger Event"), the Company shall (not later than two business days after such termination of this Agreement or, in the case of any termination by the Company pursuant to Section 7.1(c)(i) hereof, simultaneously with such termination pay to Parent an amount in cash equal to the sum of (i) Parent's documented out-of-pocket expenses, incurred in connection with this Agreement and the transactions contemplated hereby not to exceed $1,000,000; and (ii) $500,000 (together, the "Termination Fee"). Parent and the Company agree that the agreement contained in this Section 7.3(b) is an integral part of the transactions contemplated by this Agreement and constitutes liquidated damages and not a penalty.

     (c) In the event that this Agreement is terminated pursuant to Section 7.1(b)(i) due to a failure to satisfy the Minimum Condition or the Operating Board of Parent shall terminate this Agreement pursuant to Section 7.1(d)(iii) due to a failure to satisfy the Minimum Condition, the Company shall (not later than 2 business days after such termination of this Agreement) pay to Parent an amount equal to $1,000,000 in cash; provided, however, that no payment shall be required pursuant to this Section 7.3(c) if payment is made by the Company to Parent pursuant to Section 7.3(b). Parent and the Company agree that the agreement contained in this Section 7.3(c) is an integral part of the transactions contemplated by this Agreement and constitutes liquidated damages and not a penalty.

                                    ARTICLE 8
                                  MISCELLANEOUS

     Section 8.1. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given,

     if to Parent or Merger Subsidiary, to:

          Kenny Industrial Services, L.L.C.
          414 N. Orleans, Suite 202
          Chicago, Illinois  60610
          Attention: Chief Executive Officer
          Facsimile No.:  (312) 645-9518

     with a copy to:

          McDermott, Will & Emery
          227 West Monroe Street
          Chicago, Illinois  60606
          Attention:  Timothy R.M. Bryant
          Facsimile No.: (312) 984-7700

     if to the Company, to:

          Canisco Resources, Inc.
          300 Delaware Avenue, Suite 714
          Wilmington, Delaware  19801
          Attention:  President
          Facsimile No.:  (302) 777-5409
     with a copy to:

          Wolf, Block, Schorr and Solis-Cohen LLP
          1650 Arch Street, 22nd Floor
          Philadelphia, PA  19103-2097
          Attention: William J. Morehouse
          Facsimile No.:  (215) 977-2740

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section.

     Section 8.2. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time.

     Section 8.3.   AMENDMENTS; NO WAIVERS.

     (a) Any provision of this Agreement (including the Exhibits and Schedules hereto) may be amended or waived prior to the Effective Time at any time, if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Subsidiary, or in the case of a waiver, by the party against whom the waiver is to be effective; PROVIDED that after the receipt of any such approval, if any such amendment or waiver shall by applicable law requires further approval of stockholders, the effectiveness of such amendment or waiver shall be subject to the necessary stockholder approval.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 8.4. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of its affiliates, its rights under this Agreement, but any such transfer or assignment will not relieve Merger Subsidiary of its obligations hereunder.

     Section 8.5. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without regard to principles of conflicts of law.

     Section 8.6. JURISDICTION. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, or the transactions contemplated hereby or thereby may be brought in any federal or state court located in the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.1 shall be deemed effective service of process on such party.

     Section 8.7. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

     Section 8.8. ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules) constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof. No provision of this Agreement or any other agreement contemplated hereby is intended to confer on any Person other than the parties hereto any rights or remedies.

     Section 8.9. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     Section 8.10. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     Section 8.11. NO PREJUDICE. This Agreement has been jointly prepared by the parties hereto and the terms hereof shall not be construed in favor of or against any party on account of its participation in such preparation.

     Section 8.12. WORDS IN SINGULAR AND PLURAL FORM; GENDER. Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require and words importing one gender shall include the other two.

                                      * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        KENNY INDUSTRIAL SERVICES, L.L.C.


                                        By: /s/ Michael G. Rothman
                                           -------------------------------------
                                        Name: Michael G. Rothman
                                             -----------------------------------
                                        Title: Chief Executive Officer
                                              ----------------------------------


                                        CANISCO ACQUISITION, INC.


                                        By: /s/ Michael G. Rothman
                                           -------------------------------------
                                        Name: Michael G. Rothman
                                             -----------------------------------
                                        Title: President
                                              ----------------------------------


                                        CANISCO RESOURCES, INC.


                                        By: /s/ Ted Mansfield
                                           -------------------------------------
                                        Name: Ted Mansfield
                                             -----------------------------------
                                        Title: Chief Executive Officer
                                              ----------------------------------

                         DEFINED TERMS CROSS-REFERENCES

TERM                                                   SECTION
----                                                   -------
Acquisition Proposal                                   Section 5.5
Agreement                                              Preamble
Ancillary Agreements                                   Section 3.2(a)
CERCLA                                                 Section 3.17(e)(i)
Certificates                                           Section 2.2(b)
Certificate of Merger                                  Section 1.6
Closing                                                Section 1.7
Closing Date                                           Section 1.7
Code                                                   Section 3.13(a)
Company                                                Preamble
Company Ancillary Agreements                           Section 3.2(a)
Company Balance Sheet                                  Section 3.8
Company Balance Sheet Date                             Section 3.8
Company Breakup Fee                                    Section 7.2(a)
Company Commission Documents                           Section 3.7
Company Common Stock                                   Recitals
Company Disclosure Schedules                           Article 3
Company Employee Plans                                 Section 3.14
Company Permits                                        Section 3.18
Company Stockholder Approval                           Section 3.2(a)
Confidentiality Agreement                              Section 5.3
DGCL                                                   Recitals
Dissenting Shares                                      Section 2.3(a)
Effective Time                                         Section 1.6
Environmental Laws                                     Section 3.17(e)(ii)
Environmental Permits                                  Section 3.17(e)(iii)
ERISA                                                  Section 3.14(a)
Exchange Act                                           Section 1.1(a)


Governmental Entity                                    Section 3.13(a)
Hazardous Materials                                    Section 3.17(e)(iv)
HSR Act                                                Section 3.3
Independent Directors                                  Section 1.4(b)
Intellectual Property                                  Section 3.22(b)
Lien                                                   Section 3.4
Material Adverse Effect                                Section 3.1
material adverse change                                Section 3.1
Material Contracts                                     Section 3.19(a)
Merger                                                 Section 1.5
Merger Consideration                                   Section 2.1(c)
Merger Subsidiary                                      Preamble
Merger Subsidiary Common Stock                         Section 2.1
Minimum Condition                                      Section 1.1(a)
National Priorities List                               Section 3.17(d)
Offer                                                  Section 1.1(a)
Offer Documents                                        Section 1.1(b)
Offer Price                                            Section 1.1(a)
Offer to Purchase                                      Section 1.1(a)
Option                                                 Section 2.4
Parent                                                 Preamble
Parent Ancillary Agreements                            Section 3.2(a)
Parent Disclosure Schedules                            Article 4
Paying Agent                                           Section 2.2(a)
Proxy Statement                                        Section 1.10(a)(ii)
SEC                                                    Section 1.1(b)
Securities Act                                         Section 3.3
Shares                                                 Recitals
Schedule 14D-9                                         Section 1.3
Schedule TO                                            Section 1.1(b)
Special Meeting                                        Section 1.10(a)(i)


                                      -2-

Subsequent Offering Period                             Section 1.1
Subsidiary                                             Section 3.6
Superior Proposal                                      Section 5.5
Surviving Corporation                                  Section 1.5(d)
Taxes                                                  Section 3.13(a)
Tax Returns                                            Section 3.3(a)
Transactions                                           Recitals
Trigger Event                                          Section 7.3(b)
Voting Agreement                                       Section 1.2

                                     ANNEX A
                         CONDITIONS TO THE TENDER OFFER

     Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) the Merger Subsidiary's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Merger Agreement), the Merger Subsidiary shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to the Merger Subsidiary's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may terminate the Offer as to any Shares not then paid for, if (i) the Minimum Condition shall not have been satisfied; (ii) any applicable waiting period under the HSR Act has not expired or terminated; or
(iii) at any time on or after the date of this Agreement and before the time of payment for any such Shares, any of the following events shall occur:

     (a) there shall be threatened or pending any suit, action or proceeding by any Governmental Entity (i) seeking to prohibit or impose any limitations on Parent's or Merger Subsidiary's ownership or operation (or that of any of their respective Subsidiaries or affiliates) of all or a material portion of their or the Company's businesses or assets, or to compel Parent or Merger Subsidiary or their respective Subsidiaries and affiliates to dispose of or hold separate any portion of the business or assets of the Company or Parent and their respective Subsidiaries, in each case taken as a whole, (ii) challenging the acquisition by Parent or Merger Subsidiary of any Shares under the Offer, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by this Agreement, or seeking to obtain from the Company, Parent or Merger Subsidiary any damages,
(iii) seeking to impose limitations on the ability of Merger Subsidiary, or rendering Merger Subsidiary unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer and the Merger, or (iv) seeking to impose limitations on the ability of Merger Subsidiary or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders;

     (b) there shall be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Offer or the Merger, or any other action shall be taken by any Governmental Entity, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (iv) of paragraph (a) above;

     (c) there shall have occurred and continue to exist (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange for a period in excess of three hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions) or (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory);

     (d) any of the representations and warranties of the Company set forth in this Agreement shall not be true and correct, as if such representations and warranties were made at the time of such determination (except as to any such representation and warranty which speaks as of a specific date, which must be untrue or incorrect as of such specific date), except where the failure to be so true and correct would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect;

     (e) the Company shall have breached or failed to perform any material obligation or to comply with any material agreement or covenant of the Company to be performed or complied with by it under this Agreement;

     (f) there shall have occurred any events or changes which have had or which are reasonably likely to have or constitute, individually or in the aggregate, a Material Adverse Effect on the Company;

     (g) the Merger Agreement shall have been terminated in accordance with its terms;

     (h) (i) any person, entity or "group" (as defined in Section 13(d)(3) of the Exchange Act), other than Parent or its affiliates or any group of which any of them is a member, shall have acquired beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of 10% or more of any class or series of capital stock of the Company (including the Shares) (or any person beneficially owning 5% or more of any class or series of capital stock of the Company (including the Shares) on the date of this Agreement shall increase such person's beneficial ownership by 1% or more in excess of such beneficial ownership as reported in an SEC filing publicly filed prior to the date of this Agreement), through the acquisition of stock, the formation of a group or otherwise, or shall have been granted an option, right or warrant, conditional or otherwise, to acquire beneficial ownership of 10% or more of any class or series of capital stock of the Company (including the Shares); and (ii) any person or group shall have entered into a definitive agreement or agreement in principle with the Company with respect to a merger, consolidation or other business combination with the Company; or

     (i) the Company's Board of Directors or any committee thereof (i) shall have withdrawn, or modified or changed in a manner adverse to Parent or Merger Subsidiary (including by amendment of the Schedule 14D-9), its recommendation of the Offer, this Agreement, or the Merger, (ii) shall have recommended another proposal or offer, (iii) shall have resolved to do any of the foregoing and (iv) shall have taken a neutral position or made no recommendation with respect to the Transactions; and

which in the sole judgment of Parent or Merger Subsidiary, in any such case, makes it inadvisable to proceed with the Offer or with such acceptance for payment or payments.

     The foregoing conditions are for the sole benefit of Merger Subsidiary and Parent and, subject to Section 1.1(a) of the Merger Agreement, may be waived by Parent or Merger Subsidiary, in whole or in part at any time and from time to time in the sole discretion of Parent or Merger Subsidiary. The failure by Parent or Merger Subsidiary at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                             AMENDMENT NO. 1 TO THE
                          AGREEMENT AND PLAN OF MERGER


     THIS AMENDMENT NO. 1 (the "Amendment") dated as of July 10, 2000, to the Agreement and Plan of Merger (the "Agreement"), by and among Kenny Industrial Services, L.L.C., a Delaware limited liability company ("Parent"), Canisco Acquisition, Inc., a Delaware corporation ("Merger Subsidiary"), and Canisco Resources, Inc., a Delaware corporation (the "Company").

     WHEREAS, Parent, Merger Subsidiary, and the Company entered into the Agreement on June 28, 2000; and

     WHEREAS, Parent, Merger Subsidiary, and the Company desire to amend the Agreement as more specifically set forth herein.

     NOW, THEREFORE, in consideration of the premises and agreements hereinafter contained and in consideration of each of the parties hereto entering into this Amendment, and intending to be legally bound hereby, the parties agree as follows:

     1. Section 1.1(a) of the Agreement is amended and restated in its entirety as follows:

          Provided that this Agreement shall not have been terminated in accordance with Section 7.1 and none of the events set forth in Annex A hereto shall have occurred and be continuing, as promptly as practicable and in any event no later than July 17, 2000, Merger Subsidiary shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) an offer (the "Offer") to purchase for cash all Shares at a price of $1.00 per Share (such price or any higher price as shall be paid in respect of the Shares in the Offer being referred to herein as the "Offer Price"), subject to there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which, together with the Shares beneficially owned by Parent or Merger Subsidiary, represents at least a majority of the Shares outstanding on a fully diluted basis (the "Minimum Condition") and the other conditions set forth in Annex A hereto. Subject to the prior satisfaction or waiver (except that the Minimum Condition may not be waived) of the Minimum Condition and the other conditions of the Offer set forth in Annex A hereto, Merger Subsidiary shall consummate the Offer in accordance with its terms and accept for payment and pay for all Shares tendered pursuant to the Offer as soon as it is legally permitted to do so under applicable law. The obligations of Merger Subsidiary to commence the Offer and to accept for payment and to pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to the Minimum Condition and the other conditions set forth in Annex A hereto. The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") containing the terms set forth in this Agreement, the Minimum Condition, and the other conditions set forth in Annex A hereto. The initial expiration date of the Offer shall be the 20th business day following the commencement of the Offer (determined using Rule 14d-2 under the Exchange
     Act). Without the prior written consent of the Company, neither Parent nor Merger Subsidiary shall (i) decrease the Offer Price, (ii) decrease the number of Shares to be purchased in the Offer, (iii) change the form of consideration payable in the Offer, (iv) add to or change the conditions to the Offer set forth in Annex A, (v) waive the Minimum Condition or (vi) make any other change in the terms or conditions of the Offer. Notwithstanding the foregoing, Merger Subsidiary may, without the consent of the Company, (i) extend the Offer in increments of not more than five business days each, if at the scheduled expiration date of the Offer any of the conditions to Merger Subsidiary's obligation to purchase Shares are not satisfied, until such time as such conditions are satisfied or waived, (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer and (iii) make available a subsequent offering period (within the meaning of Rule 14d-11 under the Exchange Act) ("Subsequent Offering Period"). Without limiting the right of Merger Subsidiary to extend the Offer, provided that this Agreement shall not have been terminated in accordance with Article 7 hereof, if any applicable waiting period under the HSR Act has not expired or terminated, then, at the request of the Company, Merger Subsidiary will extend the Offer from time to time until the earlier of the consummation of the Offer or the date which is sixty
     (60) days from the date of this Agreement. Merger Subsidiary shall, subject to the terms and conditions of the Offer, accept for payment Shares tendered as soon as it is legally permitted to do so under applicable law.

     2.   MISCELLANEOUS.

     (a) The Agreement shall remain in full force and effect except as expressly set forth herein.

     (b) This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

     (c) This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.

     (d) Capitalized terms used herein, but not otherwise defined, shall have the meaning ascribed to them in the Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                        KENNY INDUSTRIAL SERVICES, L.L.C.


                                        By: /s/ Michael G. Rothman
                                           -------------------------------------
                                        Name: Michael G. Rothman
                                             -----------------------------------
                                        Title: CEO
                                              ----------------------------------


                                        CANISCO ACQUISITION, INC.


                                        By: /s/ Michael G. Rothman
                                           -------------------------------------
                                        Name: Michael G. Rothman
                                             -----------------------------------
                                        Title: President
                                              ----------------------------------


                                        CANISCO RESOURCES, INC.


                                        By: /s/ Ted Mansfield
                                           -------------------------------------
                                        Name: Ted Mansfield
                                             -----------------------------------
                                        Title: CEO
                                              ----------------------------------